RESECURITIZATION FREE WRITING PROSPECTUS SUPPLEMENT- 2006-22R


                                  CWALT, INC.
                                   Depositor

                  Greenwich Capital Financial Products, Inc.
                              Sponsor and Seller

               Alternative Loan Trust Resecuritization 2006-22R
          Resecuritization Pass-Through Certificates, Series 2006-22R
                         Distributions payable monthly

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

-----------------------  The Issuing Entity
Consider
carefully the risk       Alternative Loan Trust Resecuritization 2006-22R will be established to hold assets
factors beginning        transferred to it by CWALT, Inc. The assets in Alternative Loan Trust Resecuritization
on page S-5 in this      2006-22R will generally consist of a 100% ownership interest in a class of
free writing             previously issued mortgage pass-through certificates representing a senior
prospectus               ownership interest in a pool of first lien mortgage loans secured by one-
supplement and           to four-family residential properties.
on page 2 in the
accompanying             The Certificates
prospectus
attached hereto          CWALT, Inc. will sell the certificates pursuant to a prospectus supplement.
as Exhibit A.            Each class of certificates will evidence a beneficial ownership of a specified
-----------------------  portion of future distributions secured by the assets of Alternative Loan
                         Trust 2006-22R. The prospectus supplement will specify all of the terms of the certificates.


The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-131630. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


May 24, 2006


                               Table of Contents

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

Free Writing Prospectus Supplement               Page      Prospectus                                       Page
----------------------------------               ----      ----------                                       ----

Summary...........................................S-3      Important Notice About Information in
                                                              This Prospectus and Each Accompanying
Risk Factors......................................S-5         Prospectus Supplement............................1

Description of the Deposited Underlying                    Risk Factors........................................2
  Certificates....................................S-8
                                                           The Trust Fund.....................................12
Static Pool Data.................................S-11
                                                           Use of Proceeds....................................24
Yield, Prepayment and Maturity Considerations....S-12
                                                           The Depositor......................................24
Tax Consequences.................................S-12
                                                           Loan Program.......................................25
ERISA Considerations.............................S-12
                                                           Static Pool Data...................................27
Index of Defined Terms...........................S-14
                                                           Description of the Securities......................28
Exhibit A: Prospectus Supplement and
           Prospectus for the Deposited                    Credit Enhancement.................................43
           Underlying Certificates................A-1
                                                           Yield, Maturity and Prepayment Considerations......49

                                                           The Agreements.....................................52

                                                           Certain Legal Aspects of the Loans.................71

                                                           Material Federal Income Tax Consequences...........79

                                                           Other Tax Considerations..........................100

                                                           ERISA Considerations..............................100

                                                           Legal Investment..................................103

                                                           Method of Distribution............................104

                                                           Legal Matters.....................................105

                                                           Financial Information.............................105

                                                           Rating............................................105

                                                           Index to Defined Terms............................107

                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

Alternative Loan Trust Resecuritization 2006-22R.

The Certificates

The certificates being offered will be specified in the related prospectus supplement.

The Deposited Underlying Certificates

The assets of the issuing entity will consist of 100% of the CWALT, Inc. Alternative Loan Trust 2006-11CB, Class 1-A-6 and Class 2-A-1 Certificates (referred to in this free writing prospectus supplement as the "deposited underlying certificates").

The deposited underlying certificates represent a senior ownership interest in the underlying issuing entity. The assets of the underlying issuing entity consist primarily of a pool of 30-year conventional fixed-rate mortgage loans secured by first liens on one-to four-family residential properties.

See "Description of the Deposited Underlying Certificates" in this free writing prospectus supplement.

Depositor

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Underlying Certificate Seller

Greenwich Capital Financial Products, Inc., a Delaware Corporation, is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. with its principal office located at 600 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700.

See "The Sponsor" in this free writing prospectus supplement.

Significant Obligor

Alternative Loan Trust 2006-11CB, a common law trust formed under the law of the State of New York.

See "The Significant Obligor" in this free writing prospectus supplement.

Trustee

The Bank of New York.

Trust Agreement

The trust agreement among the underlying certificate seller, the depositor and the trustee, under which the issuing entity will be formed.

Distribution Dates

We will make monthly distributions on the day specified in the prospectus supplement, which will generally be the 25th day of the month. If any of these days is not a business day then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in the accompanying prospectus.

Credit Enhancement for the Certificates

The issuing entity does not include any credit enhancement mechanism. Investors must rely on the credit enhancement features of the underlying issuing entity.

Credit Enhancement for the Underlying Issuing Entity

In addition to issuing the deposited underlying certificates, the underlying issuing entity issued eighteen other classes of certificates, including six classes of certificates that are subordinated to the deposited underlying certificates. These classes of underlying subordinated certificates provide credit enhancement for the deposited underlying certificates as described in the underlying prospectus supplement under the heading "Credit Enhancement--Subordination". Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses to the subordinated certificates issued by the underlying issuing entity until the class certificate balances of such subordinated certificates are reduced to zero.

Optional Termination of the Underlying Issuing Entity

Although there is no optional termination provision in Alternative Loan Trust Resecuritization 2006-22R, the master servicer of the mortgage loans held in the underlying issuing entity may terminate the underlying issuing entity on any distribution date on which the aggregate outstanding stated principal balance of the underlying mortgage loans and any real estate owned by the underlying issuing entity is less than or equal to 10% of the aggregate stated principal balance of the underlying mortgage loans as of the cut-off date for the underlying issuing entity. Any termination of the underlying issuing entity will terminate the issuing entity and result in early prepayment of the certificates.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the deposited underlying certificates and any other assets designated in the trust agreement. The master REMIC will issue several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

If any of the rights or obligations represented by a deposited, underlying certificate cannot be held or undertaken by a REMIC, then such rights and obligations will be held or undertaken pursuant to a separate contract outside of any REMIC.

See "Material Federal Income Tax Consequences" in this free writing prospectus supplement and in the prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

See "ERISA Considerations" in the accompanying prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the accompanying prospectus.

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 2 in the accompanying prospectus. Because amounts payable on the certificates are payable solely from amounts received in respect of the deposited underlying certificates, you should carefully consider the information set forth under "Risk Factors" in the prospectus supplement for the underlying mortgage pass-through certificates that is attached to this free writing prospectus supplement.

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Unpredictability and Effect of Prepayments         Borrowers may prepay the underlying mortgage loans in
                                                   whole or in part at any time. We cannot predict the rate
                                                   at which borrowers will repay the underlying mortgage
                                                   loans. A prepayment of an underlying mortgage loan,
                                                   however, will result in the receipt of a principal
                                                   payment on the deposited underlying certificates in
                                                   accordance with the priority of principal distributions
                                                   among the classes of mortgage pass-through certificates
                                                   issued by the underlying issuing entity. This, in turn,
                                                   will result in a prepayment on the certificates.


                                                        o    If you purchase your certificates at a
                                                             discount and principal is repaid
                                                             slower than you anticipate, then your
                                                             yield may be lower than you
                                                             anticipate.

                                                        o    If you purchase your certificates at a
                                                             premium and principal is repaid faster
                                                             than you anticipate, then your yield
                                                             may be lower than you anticipate.

                                                   See the discussions under the heading "Yield, Prepayment
                                                   and Maturity Considerations" in this free writing
                                                   prospectus supplement and in the underlying prospectus
                                                   supplement for a description of factors that may influence the rate and timing of payments on the underlying mortgage loans and the deposited underlying certificates.


Your Yield Will Be Affected By How                 The timing of principal payments on the certificates will be
Distributions  Are Allocated To The                affected by a number of factors, including:
Certificates

                                                        o    the extent of prepayments on the
                                                             underlying mortgage loans,

                                                        o    how payments of principal are
                                                             allocated among the underlying
                                                             certificates,

                                                        o    how payments of principal are
                                                             allocated among the classes of
                                                             certificates,

                                                        o    whether the master servicer exercises
                                                             its right, in its sole discretion, to
                                                             terminate the underlying issuing
                                                             entity,

                                                        o    the rate and timing of payment
                                                             defaults and losses on the underlying
                                                             mortgage loans, and

                                                        o    repurchases of the underlying mortgage
                                                             loans for material breaches of
                                                             representations and warranties.

                                                   Because distributions on the certificates are dependent upon the distributions on the deposited underlying certificates, which in turn depend upon the payments on the underlying
                                                   mortgage loans, we cannot guarantee the amount of any
                                                   particular payment or the amount of time that will elapse
                                                   before the issuing entity is terminated.

                                                   See "The Mortgage Pool -- Assignment of the Mortgage Loans" in
                                                   the underlying prospectus supplement for more information
                                                   regarding the repurchase or substitution of mortgage loans.

Potential Inadequacy Of Credit                     The certificates are not insured by any financial guaranty
Ebhancement                                        insurance policy, and there is no credit enhancement
                                                   mechanism in the issuing entity. The only protection
                                                   against losses for the certificates (other than a class
                                                   of super senior certificates) is the protection afforded
                                                   to the deposited underlying certificates by the
                                                   subordinated certificates issued by the underlying
                                                   issuing entity. Thus, any shortfalls or losses on the
                                                   deposited underlying certificates will be borne by the
                                                   certificates. Credit enhancement is generally provided
                                                   to the deposited underlying certificates by allocation
                                                   of realized losses to the subordinated certificates
                                                   issued by the underlying issuing entity until the class
                                                   certificate balances of such subordinated certificates
                                                   are reduced to zero. However, these subordinated
                                                   certificates will provide only limited protection
                                                   against net interest shortfalls and realized losses. Any
                                                   net interest shortfalls or losses in excess of those
                                                   amounts will be allocated pro rata to all classes of
                                                   certificates issued by the underlying issuing entity
                                                   (including the deposited underlying certificates), even
                                                   if the principal balances of the subordinated
                                                   certificates issued by the underlying issuing entity
                                                   have not been reduced to zero.

                                                   If any realized losses on the underlying mortgage
                                                   loans are allocated to the deposited underlying
                                                   certificates, they will be allocated pro rata to the
                                                   certificates except that the portion of those realized
                                                   losses that would otherwise be allocated to a class of
                                                   super senior certificate will instead be allocated to
                                                   a related class of super senior support certificates,
                                                   until its class certificate balance is reduced to
                                                   zero.

                                                   See "Risk Factors--Potential Inadequacy of Credit
                                                   Enhancement" in the underlying prospectus supplement for
                                                   a description of the risks associated with the credit
                                                   enhancement of the deposited underlying certificates.

The Ratings Of The Certificates Are                The ratings of the certificates by Fitch and Moody's are
Dependent Solely On The Ratings Of The             based solely on the ratings of the deposited underlying
Deposited Underlying Certificates                  certificates by those rating agencies. Any negative
                                                   change in the ratings of the deposited underlying
                                                   certificates will result in a negative change in



                                                   the ratings of the certificates.

The Certificates May Not Be Appropriate For        The certificates may not be an appropriate investment
Certain Investors                                  for investors who do not have sufficient resources or
                                                   expertise to evaluate the particular characteristics of
                                                   the applicable class of certificates. This may be the
                                                   case because, among other things:

                                                        o    The yield to maturity of certificates
                                                             purchased at a price other than par
                                                             will be sensitive to the rate of
                                                             principal distributions on, and the
                                                             weighted average lives of, the
                                                             certificates.

                                                        o    The rate of principal distributions on
                                                             and the weighted average lives of the
                                                             certificates will be sensitive to the
                                                             rate and timing of principal payments
                                                             thereon which will be sensitive to the
                                                             rate and timing of principal payments
                                                             on the deposited underlying
                                                             certificates. The rate and timing of
                                                             principal payments on the deposited
                                                             underlying certificates, in turn, will
                                                             be sensitive to the uncertain rate and
                                                             timing of principal prepayments on the
                                                             underlying mortgage loans and the
                                                             priority of principal distributions
                                                             among the classes of mortgage
                                                             pass-through certificates issued by
                                                             the underlying issuing entity.
                                                             Accordingly, the certificates may be
                                                             an inappropriate investment if you
                                                             require a distribution of a particular
                                                             amount of principal on a specific date
                                                             or an otherwise predictable stream of
                                                             distributions.

                                                        o    You may not be able to reinvest
                                                             amounts distributed in respect of
                                                             principal on an offered certificate
                                                             (which, in general, are expected to be
                                                             greater during periods of relatively
                                                             low interest rates) at a rate at least
                                                             as high as the pass-through rate
                                                             applicable to your certificate.

                                                        o    A secondary market for the
                                                             certificates may not develop or
                                                             provide certificateholders with
                                                             liquidity of investment.


                                                   You should also carefully consider the further risks
                                                   discussed above and under the heading "Yield, Prepayment
                                                   and Maturity Considerations" in this free writing
                                                   prospectus supplement and in the underlying prospectus
                                                   supplement, and under the heading "Risk Factors" in the
                                                   underlying prospectus supplement and the prospectus.


Some statements contained in or incorporated by reference in this free writing prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

             Description of the Deposited Underlying Certificates

The Deposited Underlying Certificates

         All of the information contained in this free prospectus supplement with respect to the Deposited Underlying Certificates (as defined below) is derived from information contained in the prospectus supplement, dated March 28, 2006, related to the Deposited Underlying Certificates, attached to this free writing prospectus supplement (the "Underlying Prospectus Supplement"). The related prospectus supplement will contain information obtained from the most recently available monthly statement provided by the Underlying Trustee.

      The assets of the Alternative Loan Securitization Trust 2006-22R (the "Issuing Entity") will consist of 100% of the CWALT, Inc. Alternative Loan Trust 2006-11CB (the "Underlying Issuing Entity"), Class 1-A-6 and Class 2-A-1 Certificates (the "Deposited Underlying Certificates") issued pursuant to a pooling and servicing agreement, dated as of March 1, 2006 (the "Underlying Agreement"), among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Granada, LLC, as a seller, Park Monaco, as a seller, Park Sienna, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee (in such capacity, the "Underlying Trustee").

         The Deposited Underlying Certificates evidence senior interests in the Underlying Issuing Entity created by the Underlying Agreement and were issued together with certain other classes of senior certificates (collectively, the "Underlying Senior Certificates"), certain classes of subordinated certificates (the "Underlying Subordinated Certificates"), and certain residual interests. The Underlying Issuing Entity consists primarily of a pool of conventional, fixed-rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties.

         The Issuing Entity will be entitled to receive all distributions on the Deposited Underlying Certificates due after the distributions made to these certificates for the Underlying Distribution Date occurring in May 2006.

Assignment of the Deposited Underlying Certificates to the Issuing Entity; Representations and Warranties

      On the Closing Date, Greenwich Capital Financial Products, Inc. (the "Underlying Certificate Seller"), pursuant to a bill of sale, will convey the Deposited Underlying Certificates, together with the right to receive all distributions due thereon after May 25, 2006, to CWALT, Inc. (the "Depositor"). In turn, the Depositor will, on the Closing Date, convey the Deposited Underlying Certificates to The Bank of New York, as trustee (the "Trustee") under the Trust Agreement (as defined below). The Issuing
Entity will hold the Deposited Underlying Certificates through the book-entry facilities of The Depository Trust Company.

         The Underlying Certificate Seller will represent and warrant to the Depositor and the Trustee in the Trust Agreement as of the Closing Date that
(i) the Underlying Certificate Seller was the sole owner of the Deposited Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind; (ii) the Underlying Certificate Seller had not assigned any interest in any Deposited Underlying Certificates or any distributions thereon, except as contemplated in the Trust Agreement; and
(iii) the endorsements and other documents furnished to the Trustee in connection with the Deposited Underlying Certificates are sufficient to effect their transfer to the Trustee. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the Deposited Underlying Certificates, the Underlying Certificate Seller, the Depositor, or the Trustee shall give prompt written notice to the others and to the Certificateholders. On or prior to the Distribution Date in June 2006, the Underlying Certificate Seller will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase such Deposited Underlying Certificates if so directed in writing by holders of at least 51% of the Percentage Interests of each class of certificates. The "Percentage Interest" for any class of certificates will equal the percentage obtained by dividing the Certificate Balance of such Certificate by the Class Certificate Balance of such class of certificates.

The Underlying Mortgage Loans

         All of the information contained herein with respect to the Underlying Mortgage Loans is based solely on information contained in the Underlying Prospectus Supplement.

         The information set forth on pages S-31 through S-39 of the Underlying Prospectus Supplement summarizes certain characteristics of the Underlying Mortgage Loans as of March 1, 2006. Prior to issuance of the certificates certain of the Underlying Mortgage Loans may be (or may have been) prepaid in full or in part or may be repurchased as described in the Underlying Prospectus Supplement. The representations and warranties made with respect to the Underlying Mortgage Loans at the time of formation of the Underlying Issuing Entity will not be brought down or otherwise updated in connection with the formation of the Issuing Entity.

                                  The Sponsor

         The sponsor is Greenwich Capital Financial Products, Inc. ("GCFP"). GCFP is a Delaware corporation and a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and is an affiliate of Greenwich Capital Markets, Inc., the underwriter. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830. GCFP was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

         GCFP has been securitizing residential mortgage loans since 1990. From January 2000 through and including December 2005, GCFP securitized mortgage loans with an aggregate principal balance of approximately $92.5 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, GCFP securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4 and $47.9 billion, respectively. Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

         GCFP works with underwriters and rating agencies in structuring their securitization transactions.

                            The Significant Obligor

         In connection with the issuance of the Deposited Underlying Certificates, Alternative Loan Trust 2006-11CB (the "Underlying Issuing Entity"), a common law trust created under the laws of the State of New York, was formed pursuant to the Underlying Agreement. The fiscal year end of the Underlying Issuing Entity is December 31.

         The Underlying Issuing Entity's activities are limited to the transactions and activities entered into in connection with the securitization described in the Underlying Prospectus Supplement, and except for those activities, the Underlying Issuing Entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the Underlying Issuing Entity is not permitted to hold any assets, or incur any liabilities, other than those described in the Underlying Prospectus Supplement. Because the Underlying Issuing Entity is created pursuant to the Underlying Agreement, the Underlying Issuing Entity and its permissible activities can only be amended or modified by amending the Underying Agreement.

         Because the Underlying Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether the Underlying Issuing Entity would be characterized as a "business trust."

                                 The Depositor

         CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                              The Issuing Entity

         In connection with the issuance of the certificates, the Depositor will form the Alternative Loan Securitization Trust 2006-22R, a common law trust created under the laws of the State of New York pursuant to the Underlying Agreement. The Trustee serves as trustee of the Issuing Entity and acts on behalf of the issuing entity as the Issuing Entity does not have any directors, officers or employees. The fiscal year end of the Issuing Entity is December 31.

         The Issuing Entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this free writing prospectus supplement, and except for those activities, the Issuing Entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the Issuing Entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus supplement. Because the Issuing Entity is created pursuant to the Trust Agreement, the Issuing Entity and its permissible activities can only be amended or modified by amending the Trust Agreement.

Because the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a "business trust."

                                  The Trustee

         The Bank of New York will be the trustee under the Trust Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Depositor, Countrywide Home Loans and any Underlying Certificate Seller may maintain other banking relationships in the ordinary course of business with the Trustee. The certificates may be surrendered at the corporate trust office of the Trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or another address that the Trustee may designate from time to time.

         The Trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the Trustee will not be liable, individually or as trustee,

         o for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts,

         o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Trust Agreement,

         o for any action taken, suffered or omitted by it under the Trust Agreement in good faith and in accordance with an opinion of counsel or believed by the Trustee to be authorized or within the discretion or rights or powers that it has under the Trust Agreement, or

         o for any loss on any investment of funds pursuant to the Trust Agreement (other than as issuer of the investment security).

         The Trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the rating agencies identified as rating the certificates in the prospectus supplement to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

         The Trustee may at any time resign by giving written notice of resignation to the Depositor and each rating agency identified as rating the certificates in the prospectus supplement and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         The Depositor may remove the Trustee and appoint a successor trustee if:

         o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

         o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

         o a tax is imposed with respect to the issuing entity by any state in which the Trustee or the Issuing Entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

         If the Trustee fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act with respect to the Issuing Entity, the Depositor may terminate the Trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the Trustee and appoint a successor trustee. Notice of any removal of the Trustee shall be given by the successor trustee to each rating agency identified as rating the certificates in the prospectus supplement.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

         A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                               Static Pool Data

         Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, the seller of the Underlying Mortgage Loans, is available online at http://www.countrywidedealsdata.com?CWDD=01200615.

         We cannot assure you that the prepayment, loss or delinquency experience of the Underlying Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the Underlying Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the Underlying Mortgage Loans will perform in the same way that any of those pools has performed.

                 Yield, Prepayment and Maturity Considerations

Prepayment Considerations and Risks

      If the purchaser of a certificate offered at a discount calculates the anticipated yield to maturity of such certificate based on an assumed rate of payment of principal that is faster than that actually received, the actual yield to maturity will be lower than that so calculated. If the purchaser of a certificate offered at a premium calculates the anticipated yield to maturity of such certificate based on an assumed rate of payment of principal that is slower than that actually received, the actual yield to maturity will be lower than that so calculated.

      The yield to maturity of the certificates and the aggregate amount of distributions on the certificates will be related to the timing and amount of principal payments on the Deposited Underlying Certificates, which will be related to the rate of payment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments to the Deposited Underlying Certificates in accordance with the priorities discussed in the Underlying Prospectus Supplement. The rate of principal payments on the Underlying Mortgage Loans will be affected by the amortization schedules of the Underlying Mortgage Loans and by the timing and amount of principal prepayments thereon. Since the rate of payment of principal of the Underlying Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Underlying Mortgage Loans included in the underlying mortgage pool as described under "The Mortgage Pool--General" and "--Underwriting Process" in the Underlying Prospectus Supplement. In addition, Countrywide's Streamlined Documentation Program may affect the rate of prepayments on the Underlying Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Underlying Mortgage Loans, the Underlying Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Underlying Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Underlying Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Underlying Mortgage Loans in stable or changing interest rate environments.

         See "Yield, Prepayment and Maturity Considerations" in the Underlying Prospectus Supplement for a description of additional prepayment considerations and risks related to the Underlying Mortgage Loans and the Deposited Underlying Certificates.

                               Tax Consequences

         The tax consequences of the purchase, ownership or disposition of the certificates under any federal, state, local or foreign tax law will be specified in the prospectus supplement.

         All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                             ERISA Considerations

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

         In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

         See "ERISA Considerations" in the accompanying prospectus.

                                     Index of Defined Terms


Deposited Underlying Certificates..........S-8    Underlying Issuing Entity...................S-8
ERISA.....................................S-12    Underlying Mortgage Loans...................S-8
Exemption.................................S-13    Underlying Prospectus Supplement............S-8
Issuing Entity.............................S-8    Underlying Senior Certificates..............S-8
Plan......................................S-12    Underlying Subordinated Certificates........S-8
Underlying Agreement.......................S-8    Underlying Trustee..........................S-8



                                                                      Exhibit A
                                                                      ---------



                     PROSPECTUS SUPPLEMENT AND PROSPECTUS


              [Prospectus Supplement dated March 28, 2006 and the
      Prospectus dated March 27, 2006 attached thereto previously filed on EDGAR under file number 333-131630-03]